Exhibit 99.1

MLC GUC Trust

2021 (Calendar Year) Administrative Costs Budget

December 2020

$ in thousands		Total Budget CY 2021
Governance Costs
Trust Monitor (FTI Consulting)	$204.0	$204.0
Trust Administrator (Wilmington Trust)	357.7	$357.7

Subtotal for Governance Costs	561.7	561.7
Financial Reporting & Claims Resolution
Alix Partners	30.0	30.0
Distribution Advisor-Epiq	5.0	5.0
Claims Agent (Epiq)	313.3	313.3
Trust Corporate Counsel (MWE) (Wind Down)	1500.0	1,500.0
Trust Recall Matter Counsel (MWE) (a)	250.0	250.0

Subtotal for Financial Reporting & Claims Resolution	2,098.3	2,098.3
Investment, Accounting & Tax Advisors
Investment Management Services (Wilmington Trust)	25.0	25.0
External Auditor (Plante Moran)	3.0	3.0
Tax Advisor (Rick Zablocki)	60.0	60.0

Subtotal for Investment, Accounting & Tax Advisors	88.0	88.0
Other Expenses
Insurance Expense	376.0	376.0
US Trustee Fees	250.0	250.0
Contingency	2,000.0	2,000.0

Subtotal for Other Expenses	2,626.0	2,626.0

Total Wind Down Expense	$5,374.0	$5,374.0

(a)

Line items attributable solely to additional costs incurred, and anticipated to be incurred, in connection with litigation arising from the recalls by General Motors company of certain ignition switch and other defects in cars manufactured under the “General Motors” brand names.

MLC GUC Trust

2021 (Calendar Year) Reporting Costs Budget

December 2020

$ in thousands		Total Budget CY 2021
Governance Costs
Trust Monitor (FTI Consulting)	$125.0	$125.0
Trust Administrator (Wilmington Trust)	325.0	325.0

Subtotal for Governance Costs	450.0	450.0

Trust Professionals
AlixPartners	285.0	285.0
Frazier & Deeter	62.0	62.0
MWE	125.0	125.0
CohnReznick	50.3	50.3
Plante Moran	25.0	25.0
Crowell Moring	125.0	125.0

Subtotal for Trust Professionals	672.3	672.3

Other Expenses
RR Donnelly	25.0	25.0
Contingency	500.0	500.0

Subtotal for Other Expenses	525.0	525.0

Total Reporting Costs	$1,647.3	$1,647.3